Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

Core Laboratories Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	1,100,000	$18.20	$20,020,000	$147.60 per $1,000,000	$2,954.96
Total Offering Amounts					$20,020,000		$2,954.96
Total Fee Offsets							—
Net Fee Due							$2,954.96

(1) The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 1,100,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Core Laboratories Inc., a Delaware corporation, that may be delivered with respect to awards under the Core Laboratories Inc. 2024 Long Term Incentive Plan effective as of May 8, 2024 (as amended from time to time, the “Plan”), which Common Stock consists of shares reserved and available for delivery with respect to awards under the Plan and additional shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan.

(3) The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on May 20, 2024 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $18.20.